EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-194751 of our report dated March 20, 2014 relating to the financial statements of SeaWorld Entertainment, Inc., appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 20, 2014, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Tampa, FL

March 31, 2014